Exhibit 10.16

FIRST AMENDMENT TO LEASE AGREEMENT

 This First Amendment to the Lease Agreement (“First Amendment”) is made and entered into effective as of June 17, 2014, by and between 1000 Walnut Limited (“Landlord”) and Copsync, Inc. (“Tenant”).

WITNESSETH:

RECITALS:

 A.       Landlord and Tenant previously entered into that certain Lease Agreement dated June 6, 2014 (“Lease”) by and between 1000 Walnut Limited (“Landlord”) and Copsync, Inc. (“Tenant”) covering approximately 2,491 rentable square feet known as Suite 150 in an office building located at 1000 N. Walnut Ave., New Braunfels, TX 78130 (the “Building”), which Lease and Amendment, as amended, are incorporated herein by this reference for all purposes.

 B.       Landlord and Tenant now desire to amend portions of the Lease, (i) to amend the Expiration Date.

AGREEMENT:

 IN CONSIDERATION OF THE PREMISES and the mutual agreements herein set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Expiration Date: According to the Basic Terms in the Lease the Expiration Date is fifty (50) months and twenty six (26) days from the Rent Commencement Date of June, 6 2014. The new and correct Expiration Date is August 31, 2018.

2.	All other terms and conditions of the Lease Agreement dated June 6, 2014 and following amendments shall remain in full force and effect except as modified herein.

3.	Tenant hereby covenants, represents and warrants to Landlord that:

a.
Tenant is solvent; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant; and that this Amendment is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to Landlord’s rights and by general principles which may limit the right to obtain equitable remedies.

b.
Except as expressly amended by this Amendment, the Lease is in all respects ratified and confirmed, and the terms, provisions, representations, warranties, covenants and conditions thereof shall be and remain in full force and effect.

c.
The covenants, representations and warranties contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of this date, and Tenant is not in default in any manner under the Lease or under any document, writing or instrument executed in connection therewith or herewith.

d.
All information, reports, statements and other data furnished by or on behalf of Tenant prior to, contemporaneously with, or subsequent to the execution of the Lease or this Amendment are and shall be true and correct and do not and shall not omit to state any fact or circumstance necessary to make the information contained therein or herewith not misleading.

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e.
Tenant has no claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease (as amended hereby) or arising out of any document, writing or instrument executed in connection therewith or herewith.

4.
This Amendment shall be binding upon the Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns; (ii) may be renewed, modified or amended only by a writing signed by each party hereto; (iii) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (iv) may be executed in several counterparts and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (v) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. All capitalized terms used herein and not otherwise defined therein shall have the meanings ascribed to them in the Lease. The term “Lease” as used in the Lease or in any other instrument, document or writing executed in connection therewith or herewith shall mean the Lease as amended by this Amendment.

AGREED AND ACCEPTED THIS 17th DAY OF JUNE 2014.

LANDLORD:	1000 Walnut, Limited

By:
Name:	Nick Tarantino, CCIM

Title:	Vice President Tarantino Properties, Inc. As Agent for Owner

TENANT:	Copsync, Inc.

By:

Name:	Jay Greene

Title:	V.P. of Operations

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USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF REALTORS® IS NOT AUTHORIZED.
©Texas Association of REALTORS®, Inc. 2014

1.	PARTIES: The parties to this lease are:

Landlord:	1000 Walnut Limited
; and

Tenant:	Copsync, Inc.
.

2.	LEASED PREMISES:

A.	Landlord leases to Tenant the following described real property, known as the “leased premises,” along with all its improvements (Check only one box):

☒	(1)
Multiple-Tenant Property:  Suite or Unit Number 150                       containing approximately 2,491                                               square feet of rentable area in The Wells Fargo Building                                               (project name) at 1000 North Walnut Avenue                                                                                        (address) in New Braunfels                                              (city), Comal                                              (county), Texas, which is legally described on attached Exhibit                                            or as follows:

☐	(2)
Single-Tenant Property:  The real property containing approximately _____________ square feet of rentable area at: _______________________________________ (address) in ______________________________________________ (city),________________(county), Texas, which is legally described on attached Exhibit ___________________ or as follows: _______________________________________________________________________________________________________________

B.	If Paragraph 2A(1) applies:
(1)	“Property” means the building or complex in which the leased premises are located, inclusive of any common areas, drives, parking areas, and walks; and
(2)
the parties agree that the rentable area of the leased premises may not equal the actual or useable area within the leased premises and may include an allocation of common areas in the Property. The rentable area ☐ will ☐ will not   be adjusted if re-measured.

3.	TERM:

A.	Term: The term of this lease is 50 months and 26 days, commencing on:

June 6, 2014 (Commencement Date) and ending on

August 31, 2017 (Expiration Date).

B.
Delay of Occupancy:   If Tenant is unable to occupy the leased premises on the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant’s holding over of the leased premises, Landlord will not be liable to Tenant for such delay and this lease will remain enforceable. In the event of such a delay, the Commencement Date will automatically be extended to the date Tenant is able to occupy the Property and the Expiration Date will also be extended by a like number of days, so that the length of this lease remains unchanged. If Tenant is unable to occupy the leased premises after the 90th day after the Commencement Date because of construction on the leased premises to be completed by Landlord that is not substantially complete or a prior tenant’s holding over of the leased premises, Tenant may terminate this lease by giving written notice to Landlord before the leased premises become available to be occupied by Tenant and Landlord will refund to Tenant any amounts paid to Landlord by Tenant. This Paragraph 3B does not apply to any delay in occupancy caused by cleaning or repairs.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

C.	Certificate of Occupancy: Unless the parties agree otherwise, Tenant is responsible for obtaining a certificate of occupancy for the leased premises if required by a governmental body.

4.	RENT AND EXPENSES:

A.	Base Monthly Rent: On or before the first day of each month during this lease, Tenant will pay Landlord base monthly rent as described on attached Exhibit _________________ or as follows:

Dates		Rates per rentable square foot (optional)		Base Monthly
From	To	$ Monthly Rate	$ Annual Rate	Rent $
6/6/2014	8/5/2014	~~/ rsf / month~~	$0 / rsf / year	FREE
8/6/2014	8/31/2015	~~/ rsf / month~~	$14 / rsf / year	$2,906.17
9/1/2015	8/31/2016	~~/ rsf / month~~	$15 / rsf / year	$3,113.75
9/1/2016	8/31/2017	~~/ rsf / month~~	$16 / rsf / year	$3,321.33
9/1/2017	8/31/2018	~~/ rsf / month~~	$17 / rsf / year	$3,528.92

B.	Additional Rent: In addition to the base monthly rent. Tenant will pay Landlord all other amounts, as provided by the attached (Check all that apply.):
☒	(1)	Commercial Lease Addendum for Expense Reimbursement (TAR-2103)
☐	(2)	Commercial Lease Addendum for Percentage Rent (TAR-2106)
☐	(3)	Commercial Lease Addendum for Parking (TAR-2107)
☐	(4)
All amounts payable under the applicable addenda are deemed to be “rent” for the purposes of this lease.

C.	First Full Month’s Rent: The first full monthly rent is due on or before	lease execution

D.
Prorated Rent: If the Commencement Date is on a day other than the first day of a month, Tenant will pay Landlord as prorated rent, an amount equal to the base monthly rent multiplied by the following fraction: the number of days from the Commencement Date to the first day of the following month divided by the number of days in the month in which this lease commences. The prorated rent is due on or before the Commencement Date.

E.
Place of Payment: Tenant will remit all amounts due to Landlord under this lease to the following person at the place stated or to such other person or place as Landlord may later designate in writing:

Name:	c/o Tarantino Properties, Inc.
Address:	502 E. 11th Street, Suite 400
Austin, TX 78701

F.
Method of Payment: Tenant must pay all rent timely without demand, deduction, or offset, except as permitted by law or this lease. If Tenant fails to timely pay any amounts due under this lease or if any check of Tenant is returned to Landlord by the institution on which it was drawn, Landlord after providing written notice to Tenant may require Tenant to pay subsequent amounts that become due under this lease in certified funds. This paragraph does not limit Landlord from seeking other remedies under this lease for Tenant’s failure to make timely payments with good funds.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

G.
Late Charges: If Landlord does not actually receive a rent payment at the designated place of payment within 5 days after the date it is due, Tenant will pay Landlord a late charge equal to 10% of the amount due. In this paragraph, the mailbox is not the agent for receipt for Landlord. The late charge is a cost associated with the collection of rent and Landlord’s acceptance of a late charge does not waive Landlord’s right to exercise remedies under Paragraph 20.

H.
Returned Checks: Tenant will pay $                    25.00 for each check Tenant tenders to Landlord which is returned by the institution on which it is drawn for any reason, plus any late charges until Landlord receives payment.

5.	SECURITY DEPOSIT:

A.	Upon execution of this lease, Tenant will pay $ 3,528.92 to Landlord as a security deposit.

B.
Landlord may apply the security deposit to any amounts owed by Tenant under this lease. If Landlord applies any part of the security deposit during any time this lease is in effect to amounts owed by Tenant, Tenant must, within 10 days after receipt of notice from Landlord, restore the security deposit to the amount stated.

C.
Within 60 days after Tenant surrenders the leased premises and provides Landlord written notice of Tenant’s forwarding address, Landlord will refund the security deposit less any amounts applied toward amounts owed by Tenant or other charges authorized by this lease.

6.	TAXES: Unless otherwise agreed by the parties, Landlord will pay all real property ad valorem taxes assessed against the leased premises.

7.	UTILITIES:

A.	The party designated below will pay for the following utility charges to the leased premises and any connection charges for the utilities. (Check all that apply.)
	N/A	Landlord	Tenant
(1) Water	☐	☒	☐
(2) Sewer	☐	☒	☐
(3) Electric	☐	☒	☐
(4) Gas	☒	☐	☐
(5) Telephone	☐	☐	☒
(6) Internet	☐	☐	☒
(7) Cable	☐	☐	☒
(8) Trash	☐	☒	☐
(9) __________________________________________________	☒	☐	☐
(10) All other utilities	☒	☐	☐

B.
The party responsible for the charges under Paragraph 7A will pay the charges directly to the utility service provider. The responsible party may select the utility service provider, except that if Tenant selects the provider, any access or alterations to the Property or leased premises necessary for the utilities may be made only with Landlord’s prior consent, which Landlord will not unreasonably withhold. If Landlord incurs any liability for utility or connection charges for which Tenant is responsible to pay and Landlord pays such amount, Tenant will immediately upon written notice from Landlord reimburse Landlord such amount.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

C.	Notice: Tenant should determine if all necessary utilities are available to the leased premises and are adequate for Tenant’s intended use.

D.	After-Hours HVAC Charges: “HVAC services” mean heating, ventilating, and air conditioning of the leased premises. (Check one box only.)

☒	(1)	Landlord is obligated to provide the HVAC services to the leased premises only during the Property’s operating hours specified under Paragraph 9C.

☐	(2)
 Landlord will provide the HVAC services to the leased premises during the operating hours specified under Paragraph 9C for no additional charge and will, at Tenant’s request, provide HVAC services to the leased premises during other hours for an additional charge of $ _____________ per hour. Tenant will pay Landlord the charges under this paragraph immediately upon receipt of Landlord’s invoice. Hourly charges are charged on a half-hour basis. Any partial hour will be rounded up to the next half hour. Tenant will comply with Landlord’s procedures to make a request to provide the additional HVAC services under this paragraph.

☐	(3)	Tenant will pay for the HVAC services under this lease.

8.	INSURANCE:

A.	During all times this lease is in effect, Tenant must, at Tenant’s expense, maintain in full force and effect from an insurer authorized to operate in Texas:
(1)	public liability insurance naming Landlord as an additional insured with policy limits on an occurrence basis in a minimum amount of: (check only (a) or (b) below)
☒	(a) $1,000,000; or
☐	(b) $2,000,000.
If neither box is checked the minimum amount will be $1,000,000.
(2)
personal property damage insurance for the business operations being conducted in the leased premises and contents in the leased premises in an amount sufficient to replace such contents after a casualty loss; and

☐	(3)	business interruption insurance sufficient to pay 12 months of rent payments;

B.
Before the Commencement Date, Tenant must provide Landlord with a copy of insurance certificates evidencing the required coverage. If the insurance coverage is renewed or changes in any manner or degree at any time this lease is in effect, Tenant must, not later than 10 days after the renewal or change, provide Landlord a copy of an insurance certificate evidencing the renewal or change.

C.	If Tenant fails to maintain the required insurance in full force and effect at all times this lease is in effect, Landlord may:
(1)	purchase insurance that will provide Landlord the same coverage as the required insurance and Tenant must immediately reimburse Landlord for such expense; or
(2)	exercise Landlord’s remedies under Paragraph 20.

D.
Unless the parties agree otherwise, Landlord will maintain in full force and effect insurance for: (1) fire and extended coverage in an amount to cover the reasonable replacement cost of the improvements of the Property; and (2) any public liability insurance in an amount that Landlord determines reasonable and appropriate.

E.
If there is an increase in Landlord’s insurance premiums for the leased premises or Property or its contents that is caused by Tenant, Tenant’s use of the leased premises, or any improvements made by or for Tenant, Tenant will, for each year this lease is in effect, pay Landlord the increase immediately after Landlord notifies Tenant of the increase. Any charge to Tenant under this Paragraph 8E will be equal to the actual amount of the increase in Landlord’s insurance premium.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

9.	USE AND HOURS:

A.	Tenant may use the leased premises for the following purpose and no other:	General Office

B.
Unless otherwise specified in this lease, Tenant will operate and conduct its business in the leased premises during business hours that are typical of the industry in which Tenant represents it operates.

C.
The Property maintains operating hours of (specify hours, days of week, and if inclusive or exclusive of weekends and holidays): Monday - Friday 7:30 am - 6:00 pm, Saturday 10:00 am - 3:00 pm. Tenant shall have twenty four (24) hour access to the Leased Premises. HVAC services are only provided during building hours as defined above

10.	LEGAL COMPLIANCE:

A.	Tenant may not use or permit any part of the leased premises or the Property to be used for:
(1)	any activity which is a nuisance or is offensive, noisy, or dangerous;
(2)	any activity that interferes with any other tenant’s normal business operations or Landlord’s management of the Property;
(3)
any activity that violates any applicable law, regulation, zoning ordinance, restrictive covenant, governmental order, owners’ association rules, tenants’ association rules, Landlord’s rules or regulations, or this lease;

(4)	any hazardous activity that would require any insurance premium on the Property or leased premises to increase or that would void any such insurance;
(5)
any activity that violates any applicable federal, state, or local law, including but not limited to those laws related to air quality, water quality, hazardous materials, wastewater, waste disposal, air emissions, or other environmental matters;

(6)	the permanent or temporary storage of any hazardous material; or
(7)

B.
“Hazardous material” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent, or oil as defined by any federal, state, or local environmental law, regulation, ordinance, or rule existing as of the date of this lease or later enacted.

C.
Landlord does not represent or warrant that the leased premises or Property conform to applicable restrictions, zoning ordinances, setback lines, parking requirements, impervious ground cover ratio requirements, and other matters that may relate to Tenant’s intended use. Tenant must satisfy itself that the leased premises may be used as Tenant intends by independently investigating all matters related to the use of the leased premises or Property. Tenant agrees that it is not relying on any warranty or representation made by Landlord, Landlord’s agent, or any broker concerning the use of the leased premises or Property.

11.	SIGNS:

A.
Tenant may not post or paint any signs or place any decoration outside the leased premises or on the Property without Landlord’s written consent. Landlord may remove any unauthorized sign or decorations, and Tenant will promptly reimburse Landlord for its cost to remove any unauthorized sign or decorations.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

B.
Any authorized sign must comply with all laws, restrictions, zoning ordinances, and any governmental order relating to signs on the leased premises or Property. Landlord may temporarily remove any authorized sign to complete repairs or alterations to the leased premises or the Property.

C.
By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant’s expense, to remove, without damage to the Property or leased premises, any or all signs or decorations that were placed on the Property or leased premises by or at the request of Tenant. Any signs or decorations that Landlord does not require Tenant to remove and that are fixtures, become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

12.	ACCESS BY LANDLORD:

A.
During Tenant’s normal business hours Landlord may enter the leased premises for any reasonable purpose, including but not limited to purposes for repairs, maintenance, alterations, and showing the leased premises to prospective tenants or purchasers. Landlord may access the leased premises after Tenant’s normal business hours if: (1) entry is made with Tenant’s permission; or (2) entry is necessary to complete emergency repairs. Landlord will not unreasonably interfere with Tenant’s business operations when accessing the leased premises.

B.	During the last 120 days of this lease, Landlord may place a “For Lease” or similarly worded sign on the leased premises.

13.
MOVE-IN CONDITION: Tenant has inspected the leased premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this lease or in an addendum. Landlord and any agent have made no express or implied warranties as to the condition or permitted use of the leased premises or Property.

14.	MOVE-OUT CONDITION AND FORFEITURE OF TENANT’S PERSONAL PROPERTY:

A.
At the time this lease ends, Tenant will surrender the leased premises in the same condition as when received, except for normal wear and tear. Tenant will leave the leased premises in a clean condition free of all trash, debris, personal property, hazardous materials, and environmental contaminants.

B.
If Tenant leaves any personal property in the leased premises after Tenant surrenders possession of the leased premises, Landlord may: (1) require Tenant, at Tenant’s expense, to remove the personal property by providing written notice to Tenant; or (2) retain such personal property as forfeited property to Landlord.

C.
“Surrender” means vacating the leased premises and returning all keys and access devices to Landlord. “Normal wear and tear” means deterioration that occurs without negligence, carelessness, accident, or abuse.

D
By providing written notice to Tenant before this lease ends, Landlord may require Tenant, upon move-out and at Tenant’s expense, to remove, without damage to the Property or leased premises, any or all fixtures that were placed on the Property or leased premises by or at the request of Tenant. Any fixtures that Landlord does not require Tenant to remove become the property of the Landlord and must be surrendered to Landlord at the time this lease ends.

15.	MAINTENANCE AND REPAIRS:

A.
Cleaning: Tenant must keep the leased premises clean and sanitary and promptly dispose of all garbage in appropriate receptacles. ☒ Landlord ☐ Tenant will provide, at its expense, janitorial services to the leased premises that are customary and ordinary for the property type. Tenant will maintain any grease trap on the Property which Tenant uses, including but not limited to periodic emptying and cleaning, as well as making any modification to the grease trap that may be necessary to comply with any applicable law.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

B.
Repairs of Conditions Caused by a Party: Each party must promptly repair a condition in need of repair that is caused, either intentionally or negligently, by that party or that party’s guests, patrons, invitees, contractors or permitted subtenants.

C.
Repair and Maintenance Responsibility: Except as otherwise provided by this Paragraph 15, the party designated below, at its expense, is responsible to maintain and repair the following specified items in the leased premises (if any). The specified items must be maintained in clean and good operable condition. If a governmental regulation or order requires a modification to any of the specified items, the party designated to maintain the item must complete and pay the expense of the modification. The specified items include and relate only to real property in the leased premises. Tenant is responsible for the repair and maintenance of its personal property. (Check all that apply.)

	N/A	Landlord	Tenant
(1) Foundation, exterior walls, roof, and other structural components	☐	☒	☐
(2) Glass and windows	☐	☒	☐
(3) Fire protection equipment	☐	☒	☐
(4) Fire sprinkler systems	☐	☒	☐
(5) Exterior & overhead doors, including closure devices, molding, locks, and hardware	☐	☒	☐
(6) Grounds maintenance, including landscaping and irrigation systems	☐	☒	☐
(7) Interior doors, including closure devices, frames, molding, locks, and hardware	☐	☒	☐
(8) Parking areas and walks	☐	☒	☐
(9) Plumbing systems, drainage systems and sump pumps	☐	☒	☐
(10) Electrical systems, mechanical systems	☐	☒	☐
(11) Ballast and lamp replacement	☒	☐	☐
(12) Heating, Ventilation and Air Conditioning (HVAC) systems	☐	☒	☐
(13) HVAC system replacement	☐	☒	☐
(14) Signs and lighting:
(a) Pylon	☒	☐	☐
(b) Facia	☒	☐	☐
(c) Monument	☐	☐	☒
(d) Door/Suite	☐	☒	☐
(e) Other:	☒	☐	☐
(15) Extermination and pest control, excluding wood-destroying insects	☐	☒	☐
(16) Fences and Gates	☒	☐	☐
(17) Storage yards and storage buildings	☒	☐	☐
(18) Wood-destroying insect treatment and repairs	☐	☒	☐
(19) Cranes and related systems	☒	☐	☐
(20)		☐	☐
(21)		☐	☐
(22) All other items and systems		☐	☐

D.	Repair Persons: Repairs must be completed by trained, qualified, and insured repair persons.

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

E.
HVAC Service Contract: If Tenant maintains the HVAC system under Paragraph 15C(12), Tenant ☐ is ☒ is not required to maintain, at its expense, a regularly scheduled maintenance and service contract for the HVAC system. The maintenance and service contract must be purchased from a HVAC maintenance company that regularly provides such contracts to similar properties. If Tenant fails to maintain a required HVAC maintenance and service contract in effect at all times during this lease, Landlord may do so and Tenant will reimburse Landlord for the expense of such maintenance and service contract or Landlord may exercise Landlord’s remedies under Paragraph 20.

F.
Common Areas: Landlord will maintain any common areas in the Property in a manner as Landlord determines to be in the best interest of the Property. Landlord will maintain any elevator and signs in the common area. Landlord may change the size, dimension, and location of any common areas, provided that such change does not materially impair Tenant’s use and access to the leased premises. Tenant has the non-exclusive license to use the common areas in compliance with Landlord’s rules and regulations. Tenant may not solicit any business in the common areas or interfere with any other person’s right to use the common areas. This paragraph does not apply if Paragraph 2A(2) applies.

G.	Notice of Repairs: Tenant must promptly notify Landlord of any item that is in need of repair and that is Landlord’s responsibility to repair. All requests for repairs to Landlord must be in writing.

H.
Failure to Repair: Landlord must make a repair for which Landlord is responsible within a reasonable period of time after Tenant provides Landlord written notice of the needed repair. If Tenant fails to repair or maintain an item for which Tenant is responsible within 10 days after Landlord provides Tenant written notice of the needed repair or maintenance, Landlord may: (1) repair or maintain the item, without liability for any damage or loss to Tenant, and Tenant must immediately reimburse Landlord for the cost to repair or maintain; or (2) exercise Landlord’s remedies under Paragraph 20.

16.	ALTERATIONS:

A.
Tenant may not alter (including making any penetrations to the roof, exterior walls or foundation), improve, or add to the Property or the leased premises without Landlord’s written consent. Landlord will not unreasonably withhold consent for the Tenant to make reasonable non-structural alterations, modifications, or improvements to the leased premises.

B.
Tenant may not alter any locks or any security devices on the Property or the leased premises without Landlord’s consent. If Landlord authorizes the changing, addition, or rekeying of any locks or other security devices, Tenant must immediately deliver the new keys and access devices to Landlord.

C.
If a governmental order requires alteration or modification to the leased premises, the party obligated to maintain and repair the item to be modified or altered as designated in Paragraph 15 will, at its expense, modify or alter the item in compliance with the order and in compliance with Paragraphs 16A and 17.

D.
Any alterations, improvements, fixtures or additions to the Property or leased premises installed by either party during the term of this lease will become Landlord’s property and must be surrendered to Landlord at the time this lease ends, except for those fixtures Landlord requires Tenant to remove under Paragraph 11 or 14 or if the parties agree otherwise in writing.

17.
LIENS: Tenant may not do anything that will cause the title of the Property or leased premises to be encumbered in any way. If Tenant causes a lien to be filed against the Property or leased premises, Tenant will within 20 days after receipt of Landlord’s demand: (1) pay the lien and have the lien released of record; or (2) take action to discharge the lien. Tenant will provide Landlord a copy of any release Tenant obtains pursuant to this paragraph.

18.
LIABILITY: To the extent permitted by law. Landlord is NOT responsible to Tenant or Tenant’s employees, patrons, quests, or invitees for any damages, injuries or losses to person or property caused by:

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

A.	an act, omission, or neglect of: Tenant; Tenant’s agent; Tenant’s quest; Tenant’s employees; Tenant’s patrons; Tenant’s invitees; or any other tenant on the Property;

B.
fire, flood, water leaks, ice, snow, hail, winds, explosion, smoke, riot, strike, interruption of utilities. theft, burglary, robbery, assault, terrorism, vandalism, other persons, environmental contaminants, or other occurrences or casualty losses.

19.
INDEMNITY: Each party will indemnify, defend, and hold the other party harmless from any property damage, personal injury, suits, actions, liabilities, damages, cost of repairs or service to the leased premises or Property, or any other loss caused, negligently or otherwise, by that party or that party’s employees, patrons, guests, or invitees.

20.	DEFAULT:

A.
If Landlord fails to comply with this lease within 30 days after Tenant notifies Landlord of Landlord’s failure to comply, Landlord will be in default and Tenant may seek any remedy provided by law. If, however, Landlord’s non-compliance reasonably requires more than 30 days to cure, Landlord will not be in default if the cure is commenced within the 30-day period and is diligently pursued.

B.
If Landlord does not actually receive at the place designated for payment any rent due under this lease within 5 days after it is due, Tenant will be in default. If Tenant fails to comply with this lease for any other reason within 10 days after Landlord notifies Tenant of its failure to comply, Tenant will be in default.

C.
If Tenant is in default, Landlord may, with at least 3 days written notice to Tenant: (i) terminate this lease, or (ii) terminate Tenant’s right to occupy the leased premises without terminating this lease and may accelerate all rents which are payable during the remainder of this lease or any renewal period. Landlord will attempt to mitigate any damage or loss caused by Tenant’s breach by using commercially reasonable means. If Tenant is in default, Tenant will be liable for:

(1)	any lost rent;
(2)	Landlord’s cost of reletting the leased premises, including brokerage fees, advertising fees, and other fees necessary to relet the leased premises;
(3)	repairs to the leased premises for use beyond normal wear and tear;
(4)	all Landlord’s costs associated with eviction of Tenant, such as attorney’s fees, court costs, and prejudgment interest;
(5)	all Landlord’s costs associated with collection of rent such as collection fees, late charges, and returned check charges;
(6)	cost of removing any of Tenant’s equipment or fixtures left on the leased premises or Property;
(7)
cost to remove any trash, debris, personal property, hazardous materials, or environmental contaminants left by Tenant or Tenant’s employees, patrons, guests, or invitees in the leased premises or Property;

(8)	cost to replace any unreturned keys or access devices to the leased premises, parking areas, or Property; and
(9)	any other recovery to which Landlord may be entitled under this lease or under law.

21.
ABANDONMENT, INTERRUPTION OF UTILTIES, REMOVAL OF PROPERTY, AND LOCKOUT: Chapter 93 of the Texas Property Code governs the rights and obligations of the parties with regard to: (a) abandonment of the leased premises; (b) interruption of utilities; (c) removal of Tenant’s property; and (d) “lock-out” of Tenant.

22.
HOLDOVER: If Tenant fails to vacate the leased premises at the time this lease ends, Tenant will become a tenant-at-will and must vacate the leased premises immediately upon receipt of demand from Landlord. No holding over by Tenant, with or without the consent of Landlord, will extend this lease. Tenant will indemnify Landlord and any prospective tenants for any and all damages caused by the holdover. Rent for any holdover period will be 150% of the base monthly rent plus any additional rent calculated on a daily basis and will be immediately due and payable daily without notice or demand.

(TAR-2101) 4-1-14	Initialed for Identification by Landlord:	,___________	, and Tenant:	,____________	Page 10 of 15

Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

23.
LANDLORD’S LIEN AND SECURITY INTEREST: To secure Tenants performance under this lease, Tenant grants to Landlord a lien and security interest against all of Tenant’s nonexempt personal property that is in the leased premises or on the Property. This lease is a security agreement for the purposes of the Uniform Commercial Code. Landlord may file a financing statement to perfect Landlord’s security interest under the Uniform Commercial Code.

24.
ASSIGNMENT AND SUBLETTING: Landlord may assign this lease to any subsequent owner of the Property. Tenant may not assign this lease or sublet any part of the leased premises without Landlord’s written consent. An assignment of this lease or subletting of the leased premises without Landlord’s written consent is voidable by Landlord. If Tenant assigns this lease or sublets any part of the leased premises, Tenant will remain liable for all of Tenant’s obligations under this lease regardless if the assignment or sublease is made with or without the consent of Landlord.

25.	RELOCATION:

☒	A.
By providing Tenant with no less than 90 days advanced written notice, Landlord may require Tenant to relocate to another location in the Property, provided that the other location is equal in size or larger than the leased premises then occupied by Tenant and contains similar leasehold improvements. Landlord will pay Tenant’s reasonable out-of-pocket moving expenses for moving to the other location. “Moving expenses” means reasonable expenses payable to professional movers, utility companies for connection and disconnection fees, wiring companies for connecting and disconnecting Tenant’s office equipment required by the relocation, and printing companies for reprinting Tenant’s stationary and business cards. A relocation of Tenant will not change or affect any other provision of this lease that is then in effect, including rent and reimbursement amounts, except that the description of the suite or unit number will automatically be amended.

☐	B.	Landlord may not require Tenant to relocate to another location in the Property without Tenant’s prior consent.

26.	SUBORDINATION:

A.	This lease and Tenant’s leasehold interest are and will be subject, subordinate, and inferior to:
(1)	any lien, encumbrance, or ground lease now or hereafter placed on the leased premises or the Property that Landlord authorizes;
(2)	all advances made under any such lien, encumbrance, or ground lease;
(3)	the interest payable on any such lien or encumbrance;
(4)	any and all renewals and extensions of any such lien, encumbrance, or ground lease;
(5)	any restrictive covenant affecting the leased premises or the Property; and
(6)	the rights of any owners’ association affecting the leased premises or Property.

B.
Tenant must, on demand, execute a subordination, attornment, and non-disturbance agreement that Landlord may request that Tenant execute, provided that such agreement is made on the condition that this lease and Tenant’s rights under this lease are recognized by the lien-holder.

27.	ESTOPPEL CERTIFICATES & FINANCIAL INFORMATION:

A.	Within 10 days after receipt of a written request from Landlord, Tenant will execute and deliver to Landlord an estoppel certificate that identifies the terms and conditions of this lease.

(TAR-2101) 4-1-14	Initialed for Identification by Landlord:	,___________	, and Tenant:	,____________	Page 11 of 15

Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

B.
Within 30 days after receipt of a written request from Landlord, Tenant will provide to Landlord Tenant’s current financial information (balance sheet and income statement). Landlord may request the financial information no more frequently than once every 12 months.

28.	CASUALTY LOSS:

A.
Tenant must immediately notify Landlord of any casualty loss in the leased premises. Within 20 days after receipt of Tenant’s notice of a casualty loss, Landlord will notify Tenant if the leased premises are less than or more than 50% unusable, on a per square foot basis, and if Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss.

B.
If the leased premises are less than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord will restore the leased premises to substantially the same condition as before the casualty. If Landlord fails to substantially restore within the time required, Tenant may terminate this lease.

C.
If the leased premises are more than 50% unusable and Landlord can substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty, Landlord may: (1) terminate this lease: or (2) restore the leased premises to substantially the same condition as before the casualty. If Landlord chooses to restore and does not substantially restore the leased premises within the time required, Tenant may terminate this lease.

D.
If Landlord notifies Tenant that Landlord cannot substantially restore the leased premises within 120 days after Tenant notifies Landlord of the casualty loss, Landlord may: (1) choose not to restore and terminate this lease; or (2) choose to restore, notify Tenant of the estimated time to restore, and give Tenant the option to terminate this lease by notifying Landlord within 10 days.

E.
If this lease does not terminate because of a casualty loss, rent will be reduced from the date Tenant notifies Landlord of the casualty loss to the date the leased premises are substantially restored by an amount proportionate to the extent the leased premises are unusable.

29.
CONDEMNATION: If after a condemnation or purchase in lieu of condemnation the leased premises are totally unusable for the purposes stated in this lease, this lease will terminate. If after a condemnation or purchase in lieu of condemnation the leased premises or Property are partially unusable for the purposes of this lease, this lease will continue and rent will be reduced in an amount proportionate to the extent the leased premises are unusable. Any condemnation award or proceeds in lieu of condemnation are the property of Landlord and Tenant has no claim to such proceeds or award. Tenant may seek compensation from the condemning authority for its moving expenses and damages to Tenant’s personal property.

30.
ATTORNEY’S FEES: Any person who is a prevailing party in any legal proceeding brought under or related to the transaction described in this lease is entitled to recover prejudgment interest, reasonable attorney’s fees, and all other costs of litigation from the nonprevailing party.

31.	REPRESENTATIONS:

A.
Tenant’s statements in this lease and any application for rental are material representations relied upon by Landlord. Each party signing this lease represents that he or she is of legal age to enter into a binding contract and is authorized to sign this lease. If Tenant makes any misrepresentation in this lease or in any application for rental, Tenant is in default.

B.
Landlord is not aware of any material defect on the Property that would affect the health and safety of an ordinary person or any environmental hazard on or affecting the Property that would affect the health or safety of an ordinary person, except:

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Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

C.
Each party and each signatory to this lease represents that: (1) it is not a person named as a Specially Designated National and Blocked Person as defined in Presidential Executive Order 13224; (2) it is not acting, directly or indirectly, for or on behalf of a Specially Designated and Blocked Person; and (3) is not arranging or facilitating this lease or any transaction related to this lease for a Specially Designated and Blocked Person. Any party or any signatory to this lease who is a Specially Designated and Blocked person will indemnify and hold harmless any other person who relies on this representation and who suffers any claim, damage, loss, liability or expense as a result of this representation.

32.	BROKERS:

A.	The brokers to this lease are:

Principal Broker:	Tarantino Properties, Inc	Cooperating Broker:	Sperry Van Ness-Norris Commercial Group IIc

Agent:	~~Sean Gildea~~	Agent:	Scott Forester

Address:	502 E 11th Street, Suite400	Address:	373 S. Seguin Avenue
	Austin, TX 78701		New Braunfels, TX 78130

Phone & Fax:	512-302-4500	Phone & Fax:	830-358-7000

E-mail:	sgildea@tarantino.com	E-mail:	scott.forester@svn.com

License No.:	411489	License No.:

Principal Broker: (Check only one box)		Cooperating Broker represents Tenant.

☒	represents Landlord only.
☐	represents Tenant only.
☐	is an intermediary between Landlord and Tenant.

B.	Fees:

☒	(1)	Principal Broker’s fee will be paid according to: (Check only one box).
	☐	(a)	a separate written commission agreement between Principal Broker and:
			☐ Landlord ☐ Tenant.
	☒	(b)	the attached Commercial Lease Addendum for Broker’s Fee (TAR-2102).

☒	(2)	Cooperating Broker’s fee will be paid according to: (Check only one box).
	☐	(a)	a separate written commission agreement between Cooperating Broker and:
			☐ Principal Broker ☐ Landlord ☐ Tenant.
	☒	(b)	the attached Commercial Lease Addendum for Broker’s Fee (TAR-2102).

33.
ADDENDA: Incorporated into this lease are the addenda, exhibits and other information marked in the Addenda and Exhibit section of the Table of Contents. If Landlord’s Rules and Regulations are made part of this lease, Tenant agrees to comply with the Rules and Regulations as Landlord may, at its discretion, amend from time to time.

34.	NOTICES: All notices under this lease must be in writing and are effective when hand-delivered, sent by mail, or sent by facsimile transmission to:

Landlord at:	c/o Tarantino Properties, Inc.
	Address:	502 E. 11th Street, Suite 400 Austin, TX 78701

(TAR-2101) 4-1-14	Initialed for Identification by Landlord:	,___________	, and Tenant:	,____________	Page 13 of 15

Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

	Phone:	512-302-4500	Fax:	512-302-4109
and a copy to:
Address:
	Phone:		Fax:

☐ Landlord also consents to receive notices by e-mail at:

Tenant at the leased premises,

and a copy to:
Address:
	Phone:	Fax:

☐ Tenant also consents to receive notices by e-mail at:

35.	SPECIAL PROVISIONS:

A.	Landlord shall deliver the space to Tenant in “AS-IS”, “where is” condition and with all faults.
B.	Landlord at Landlord’s sole cost shall steam clean the carpets prior to Tenant’s Possession.
C.	Landlord at Landlord’s sole cost shall install building standard signage at the entrance to the Leased Premises and the lobby directory.
D.
Tenant shall have the right to periodically complete routine maintenance and installation of computer systems in law enforcement vehicles. Periodically shall be defined as no more than two (2) times per every calendar month. Tenant’s maintenance and installation activities shall not interfere with existing Tenants at the property and shall be done in the area outlined in Exhibit C. Vehicles shall not be stored overnight at the property and must be in good, working, and driveable condition. Landlord reserves the right to restrict or stop installation and/or maintenance by Tenant at the property at any time.

36.	AGREEMENT OF PARTIES:

A.	Entire Agreement: This lease contains the entire agreement between Landlord and Tenant and may not be changed except by written agreement.

B.	Binding Effect: This lease is binding upon and inures to the benefit of the parties and their respective heirs, executors, administrators, successors, and permitted assigns.

C.
Joint and Several: All Tenants are jointly and severally liable for all provisions of this lease. Any act or notice to, or refund to, or signature of, any one or more of the Tenants regarding any term of this lease, its renewal, or its termination is binding on all Tenants.

D.	Controlling Law: The laws of the State of Texas govern the interpretation, performance, and enforcement of this lease.

E.
Severable Clauses: If any clause in this lease is found invalid or unenforceable by a court of law, the remainder of this lease will not be affected and all other provisions of this lease will remain valid and enforceable.

F.
Waiver: Landlord’s delay, waiver, or non-enforcement of acceleration, contractual or statutory lien, rental due date, or any other right will not be deemed a waiver of any other or subsequent breach by Tenant or any other term in this lease.

(TAR-2101) 4-1-14	Initialed for Identification by Landlord:	,___________	, and Tenant:	,____________	Page 14 of 15

Commercial Lease concerning:	1000 North Walnut Avenue #150 New Braunfels TX 78130

G.	Quiet Enjoyment: Provided that Tenant is not in default of this lease, Landlord covenants that Tenant will enjoy possession and use of the leased premises free from material interference.

H.
Force Majeure: If Landlord’s performance of a term in this lease is delayed by strike, lock-out, shortage of material, governmental restriction, riot, flood, or any cause outside Landlord’s control, the time for Landlord’s performance will be abated until after the delay.

I.	Time: Time is of the essence. The parties require strict compliance with the times for perfomance.

Brokers are not qualified to render legal advice, property inspections, surveys, engineering studies, environmental assessments, tax advice, or compliance inspections. The parties should seek experts to render such services. READ THIS LEASE CAREFULLY. If you do not understand the effect of this Lease, consult your attorney BEFORE signing.

Landlord:	1000 Walnut Limited	Tenant:	CoPSync, Inc.

By:	By:

By (signature):		By (signature):
Printed Name:	John C. Lewis	Printed Name:	Jay Greene

Title:	Date:	Title:	V.P. of Operations	Date:	5/29/2014

By:	By:

By (signature):	By (signature):
Printed Name:	Printed Name:

Title:	Date:	Title:	Date:

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